UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 20, 2006
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. Creation of a Direct Financial Obligation.
     a. The Lubrizol Corporation (the “Company”) entered into Amendment No. 2 to the Credit Agreement dated as of September 20, 2006 (“Amendment No. 2”) among the Company, Citigroup North America, Inc., as agent, the banks, financial institutions and other institutional lenders parties to the Credit Agreement dated as of August 24, 2004, as amended and restated as of March 29, 2005, as further amended as of August 23, 2005 (such Credit Agreement, as so amended and restated and amended, the “Credit Agreement”).
     The significant changes to the Credit Agreement pursuant to Amendment No. 2 are:
     (1) as of September 20, 2006, the Company’s direct and indirect domestic subsidiaries have been released as guarantors from any obligations of the Borrowers under the Credit Agreement;
     (2) the term of the Credit Agreement has been extended so that the Borrowers now have until September 20, 2011 to repay any advances under the revolving credit facility;
     (3) the revolving credit facility size has been reduced from $500 million to $350 million; and
     (4) the Borrowers are no longer subject to any investment and acquisition restrictions.
     b. Lubrizol Holdings France S.A.S. (formerly known as Noveon Holdings France S.A.S.) and Noveon Europe BVBA (collectively, the “Borrowers”), wholly owned subsidiaries of the Company, entered into a Letter Amendment dated as of September 20, 2006 amending the Five Year Credit Agreement dated as of September 14, 2005 among the Borrowers, the Company as guarantor, the Initial Lenders named therein, and ABN AMRO Bank N.V. as agent (as amended, the “Euro Facility”).
     Pursuant to this Letter Amendment, the Borrowers are no longer subject to any investment and acquisition restrictions. No other provisions of the Euro Facility were amended.
Item 8.01 Other Events
     Currently, the Company has public outstanding debt pursuant to three indentures: (a) Amended and Restated Indenture dated September 28, 2004 (originally dated June 1, 1995), (b) Amended and Restated Indenture dated September 28, 2004 (originally dated November 25, 1998) and (c) Indenture dated September 28, 2004 (collectively, the “Indentures”). Each of the Indentures includes provisions that automatically release the Company’s direct and indirect domestic subsidiaries (“Guarantor Subsidiaries”) as guarantors of the outstanding public debt issued pursuant to those Indentures as soon as the Guarantor Subsidiaries of the obligations of the Borrowers under the Credit Agreement have been released. Because Amendment No. 2 described in Item 2.03 above, by its terms, has released all guarantors of any obligations of the Borrowers under the Credit Agreement effective as of September 20, 2006, the Indentures automatically released the Guarantor Subsidiaries effective as of September 20, 2006.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1
Amendment No. 2 to the Credit Agreement among The Lubrizol Corporation, the banks, financial institutions and other institutional lenders parties to the Credit Agreement dated as of August 24, 2004, as amended and restated as of March 29, 2005, and as further amended as of August 23, 2005, and Citicorp North America, Inc., as agent.

10.2
Letter Amendment dated as of September 20, 2006 among Lubrizol Holdings France S.A.S. (formerly known as Noveon Holdings France S.A.S.) and Noveon Europe BVBA (collectively, the “Borrowers”), The Lubrizol Corporation, the Lenders named therein, ABN AMRO Bank N.V. as agent, to the Five Year Credit Agreement dated as of September 14, 2005 among the Borrowers, The Lubrizol Corporation, the Initial Lenders named therein, AMB AMRO Bank N.V., Calyon, Citigroup Global Markets Inc. and Fortis Capital Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2006	THE LUBRIZOL CORPORATION
	By:	/s/ Leslie M. Reynolds
		Name:	Leslie M. Reynolds
		Title:	Corporate Secretary and Counsel

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